                                                                    EXHIBIT 4.2
                              PROBUSINESS SERVICES, INC.
                            REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "AGREEMENT") is made as of
April 27, 1999, between ProBusiness Services, Inc., a Delaware corporation ("PARENT" or "PROBUSINESS"), and the Company Stockholders listed on EXHIBIT A hereto, pursuant to the Agreement and Plan of Reorganization by and among Parent, Clemco, Inc., a Georgia corporation (the "COMPANY"), Runway Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and, with respect to Article VII thereto, Thomas Clements and Skip Maner, as Stockholder Representatives, and, with respect to Section 7.7 only, Thomas Clements, Brad Zeitlin, Rob Andes and U.S. Bank Trust, N.A., as Escrow Agent, dated as of April 27, 1999 (the "REORGANIZATION AGREEMENT").

     1.    DEFINITIONS.  As used in this Agreement:

           (a)   "EFFECTIVE TIME" means the Effective Time as defined in
Article I of the Reorganization Agreement.

           (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as shall be in effect at the time.

           (c) "FORM S-3" means Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, or if such form cannot be used by Parent, then such other form under the Securities Act pursuant to which Parent can register the Registrable Securities.

           (d) "MATERIAL EVENT" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of Parent, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (e) "REGISTRABLE SECURITIES" means the Parent Common Stock issued to the Company Stockholders (including the Escrow Shares) pursuant to the Reorganization Agreement, any security received as a dividend with respect to such Parent Common Stock and any security into which such Parent Common Stock may hereafter be changed or for which such Parent Common Stock may be exchanged (by way of reorganization, recapitalization, merger, consolidation or otherwise).

           (f) "SEC" means the Securities and Exchange Commission and any other similar or successor agency of the federal government at the time administering the Securities Act or the Securities Exchange Act.

           (g) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as shall be in effect at the time.

           Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2. REGISTRATION. Parent shall use commercially reasonable efforts to cause the Registrable Securities issued to the Company Stockholders to be registered under the Securities Act as soon as practicable after the Effective Time so as to permit the resale thereof 180 days after the Effective Time and in connection therewith shall prepare and file with the SEC no later than September 30, 1999, and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the Registrable Securities on or before October 27, 1999 (the "DEADLINE"); PROVIDED, HOWEVER, that the Company Stockholders shall provide all such information and materials relating to the Company Stockholders, as applicable, and take all such action as may be reasonably required in order to permit Parent to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3. Notwithstanding anything herein to the contrary, no Company Stockholder shall be required to make any representation or warranty to, or make any agreements with, Parent other than the representations, warranties or agreements regarding such Company Stockholder or such Company Stockholder's intended method of distribution. If any such Form S-3 refers to any Company Stockholder by name or otherwise as the holder of any securities of Parent, then such Company Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Company Stockholder, to the effect that the holding by such Company Stockholder of such securities is not to be construed as a recommendation by such Company Stockholder of the investment quality of Parent's securities covered thereby and that such holding does not imply that such Company Stockholder will assist in meeting any future financial requirements of Parent, or (ii) in the event that such reference to such Company Stockholder by name or otherwise is not required by the Securities Act or any state blue sky or securities law then in force, the deletion of the reference to such Company Stockholder. Notwithstanding the foregoing, Parent shall not be required to cause the Registrable Securities of any Company Stockholder to be registered if Parent's legal counsel delivers a legal opinion to such Company Stockholder seeking to sell all of its Registrable Securities that such sale may then be effected in a single three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     3.    POSTPONEMENT OF REGISTRATION.

           (a) Notwithstanding Section 2 above, Parent shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 30 calendar days after the Deadline, if the Board of Directors of Parent, acting in good faith, determines that there exists material non-public information about ProBusiness.

           (b) The Company Stockholders agree that, upon receipt of any written notice from Parent of the happening of a Material Event (a "SUSPENSION NOTICE"), the Company Stockholders will forthwith suspend disposition of the Registrable Securities pursuant to any Form S-3 described in Section 2 until the Company Stockholders' receipt of copies of supplemented or amended prospectuses prepared by Parent (which Parent will use its commercially reasonable efforts to prepare and file promptly), and, if so directed in writing by Parent, the Company Stockholders will deliver to Parent all copies in their possession, other than permanent file copies then in the Company Stockholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall Parent delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to Section 2 or the related prospectus, for more than 30 consecutive days or 60 days during any 365 consecutive calendar day period.

     4. OBLIGATIONS OF PARENT. Except as set forth in Sections 2 and 3, Parent shall (i) use commercially reasonable efforts to cause the Form S-3 to become effective as provided in Section 2 and to prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep, and shall use commercially reasonable efforts to keep, the Form S-3 continuously effective in compliance with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of Registerable Securities covered by the Form S-3 until the earlier to occur of (A) the sale of all of the Registrable Securities so registered, (B) the date when all Registrable Securities can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or other applicable exemption, and
(C) the second anniversary of the Effective Time; (ii) furnish to the Company Stockholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as the Company Stockholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause such Form S-3 to remain current; (iii) use its commercially reasonable efforts to register or qualify (and to keep each such registration and qualification effective, including through new filings, renewals or amendments during the period such registration statement is required to be kept effective) the shares of the Registrable Securities covered by such Form S-3 under the securities or blue sky laws of such jurisdictions as any Company Stockholder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Company Stockholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions;
(iv) cause all such Registrable Securities to be listed on the Nasdaq Stock Market or such other securities exchange on which similar securities issued by Parent are then listed; (v) notify the Company Stockholders upon the happening of any event as a result of which the prospectus included in such Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the Form S-3 remains effective, subject to Section 3 above, promptly prepare, file with the SEC and furnish to the Company

Stockholders a reasonable number of copies of a supplement to or an amendment of the Form S-3 or such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, the Form S-3 or such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify the Company Stockholders in writing within 2 days after it shall receive notice thereof, of the date and time any Form S-3 and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Form S-3 has been filed; (viii) notify the Company Stockholders in writing promptly of any request by the SEC for the amending or supplementing of such Form S-3 or prospectus or for additional information; (ix) notify the Company Stockholders in writing promptly after it shall receive notice or obtain knowledge thereof, of the issuance, threat or contemplation of any stop order by the SEC preventing or suspending the effectiveness of any Form S-3 or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (x) at least 3 days before the filing of the Form S-3 or prospectus or amendments or supplements thereto, furnish to counsel for the Company Stockholders copies of all such documents proposed to be filed; (xi) cooperate with the Company Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Company Stockholders may reasonably request; and (xii) upon execution and delivery of such confidentiality agreements as Parent shall reasonably request, make available for inspection by any Company Stockholder and by any attorney, accountant or other agent retained by any Company Stockholder pertinent financial and other records, pertinent corporate documents and properties of Parent and cause the Parent's officers, directors and employees to supply all information reasonably requested by any such Company Stockholder, underwriter, attorney, accountant or agent in connection with such Form S-3, all as necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

     5.    PIGGYBACK REGISTRATION RIGHTS.

           (a) If at any time or from time to time during the two-year period following the date hereof, Parent shall initiate a registration of any of its equity securities in an underwritten public offering, Parent will:

                 (i) promptly (but in no event less than 10 days before the anticipated effective date) give Company Stockholders then owning Registrable Securities written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, Registrable Securities in an amount of up to 30% of the securities to be sold in such offering (subject to cutback as set forth in clause (b)) specified in a written request or requests made within ten days after receipt of such written notice from Parent by such Company Stockholder.

           (b)     The right of any Company Stockholder to registration
pursuant to this Section 5 shall be conditioned upon such Company Stockholder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Company Stockholder proposes to distribute its securities through such underwriting, such Company Stockholder shall (together with Parent and/or any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this
Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the Registrable Securities requested to be
included in such registration.   In the event of a limitation of the number of
shares to be underwritten, Parent shall so advise the Company Stockholders and the other stockholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 5, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Company Stockholder and any other participating stockholders with piggyback registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Company Stockholder and other securities held by other stockholders with piggyback registration rights at the time of filing the registration statement; provided, however, that before including securities held by any holder of registration rights other than the Company Stockholders, Parent will include in such registration Registrable Securities in an amount equal to 15% of the securities to be sold in such offering (or such lesser amount of Registrable Securities proposed to be sold by the Company Stockholders in such offering). If any Company Stockholder or other stockholders disapprove of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

           (c) Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration, whether or not any Company Stockholder has elected to include securities in such registration.

           (d) No registration effected under this Section 5 shall relieve Parent of its obligation to effect the registration required under Section 2 hereof.

     6. EXPENSES. Parent shall pay the following expenses incurred in connection with any registration of Registrable Securities pursuant to this
Agreement: all SEC, NASD and blue sky registration and filing fees, all fees and expenses incurred in connection with the listing of the Registerable Securities, printing expenses, transfer agents' and registrars' fees, fees and disbursements of Parent's outside counsel and independent accountants, internal expenses of Parent, fees and expenses of any special experts retained by Parent in connection with such registration, and the reasonable fees and expenses of one law firm (designated by the holders of the majority of Registrable Securities and reasonably acceptable to the Company) acting as counsel for the Company Stockholders in connection with the registration hereunder. The Company Stockholders shall be responsible for all commissions and transfer taxes, as well as any other expenses incurred by the Company Stockholders that Parent has not agreed to pay pursuant to this Section 6.

     7. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

           (a) Parent will indemnify each Company Stockholder, each of its partners, directors, officers and employees, each person who controls such a person within the meaning of Section 15 of the Securities Act, and any underwriter of Registrable Securities, and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, and will reimburse such Company Stockholder, each of its partners, directors, officers and employees and each person who controls such a person within the meaning of Section 15 of the Securities Act, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Company Stockholder and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if Parent shall have furnished any amendments or supplements thereto) (the "FINAL PROSPECTUS") was not sent or given by or on behalf of such Company Stockholder to a purchaser of the Company Stockholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) Each Company Stockholder will severally indemnify Parent, each of its directors and officers, each person who controls Parent within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Company Stockholder and stated to be specifically for use therein and will reimburse Parent, the remaining Company Stockholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Company Stockholder and stated to be specifically for use therein.

           (c) Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom (with counsel reasonably satisfactory to the Indemnified Party), and the Indemnified Party may participate in such defense at such party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (ii) is not solely for monetary damages. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any claim or action for which the Indemnifying Party assumes the defense, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss, damage or liability (to the extent stated above) by reason of such settlement or judgment.

           (d) If for any reason the indemnification provided for in the preceding Sections 7(a) and 7(b) is unavailable to an Indemnified Party as contemplated by those sections, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, PROVIDED that no Company Stockholder will be required to contribute in an amount greater than the difference between (x) the net proceeds received by such Company Stockholder with respect to the sale of any Registrable Securities and (y) all amounts paid or owing to Parent by such Company Stockholder pursuant to Section 7(b) or Section 7(c). The relative fault of Parent on one hand, and of any Company Stockholder on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or by the Company Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of Parent and the Company Stockholders under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

     8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Agreement may not be assigned by the Company Stockholders to any person or entity other than a Permitted Assignee. As used herein, "Permitted Assignee" shall mean: (i) in the case of any Company Stockholder or Permitted Assignee who is a natural person, such person's spouse or children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such person and such person's spouse or children or grandchildren (in each case, natural or adopted), any charitable trust the grantor of which is a Company Stockholder or Permitted Assignee, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual person or such person's spouse or children or grandchildren (in each case, natural or adopted) (or any trust solely for the benefit of such persons), (ii) in the case of Company Stockholder or Permitted Assignee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person's assets; (iii) in the case of any Company Stockholder or Permitted Assignee who is a partnership, such partnership's partners, (iv) in the case of any Company Stockholder or Permitted Assignee who is a limited liability company, such limited liability company's members, (v) in the case of any Company Stockholder, any person or entity that receives Registrable Securities as a gift, including any organization qualified under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (vi) in the case of any Company Stockholder or Permitted Assignee, to any person or entity who acquires five percent or more of the total number of Registrable Securities.

     9. AMENDMENT OF REGISTRATION RIGHTS. This Agreement may be amended by the holders of a majority of the Registrable Securities and Parent at any time by execution of an instrument in writing signed on behalf of each of the parties.

     10. TERMINATION. The registration rights set forth in this Agreement shall terminate as to any Company Stockholder at such time as all of the Registrable Securities then held by such Company

Stockholder can be sold by such Company Stockholder in a single 3-month period in accordance with Rule 144 under the Securities Act.

     11. GRANT OF ADDITIONAL REGISTRATION RIGHTS. The Company Stockholders acknowledge that Parent may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of Parent on terms which would be negotiated at such time and may be materially different than the terms of this Agreement. Parent will not hereafter enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to the rights to participate set forth in this Registration Rights Agreement.

     12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person, by facsimile or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to the Company Stockholders, at the Company Stockholders' addresses as set forth in the securities register of Sub or Parent as the case may be or (b) if to Parent at 4125 Hopyard Road, Pleasanton, California 94588,
Attention: President.

     13. GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     14. SEVERABILITY; SURVIVAL. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid, illegal or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement. Notwithstanding the immediately preceding sentence, the parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     15. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     17. WAIVERS. No failure or delay of any Company Stockholder or Parent in exercising any power or rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     IN WITNESS WHEREOF, Parent and the Company Stockholders have caused this Agreement to be executed as of the date first above written.

                                        PROBUSINESS SERVICES, INC.


                                           /s/ Thomas H. Sinton
                                        --------------------------------------
                                        SIGNATURE OF AUTHORIZED SIGNATORY

                                        Thomas H. Sinton
                                        President and Chief Executive Officer
                                        --------------------------------------
                                        PRINT NAME AND TITLE


                                        COMPANY STOCKHOLDERS


                                        Cambridge Technology Capital
                                        Fund II, L.P.

                                        By:  Cambrdige Technology GPLP, L.P.
                                             its general partner

                                        By:  Cambridge Technology CGP, Inc.
                                             its general partner

                                        By:     /s/ Barry Rosenbaum
                                             ---------------------------------
                                        Name:  Barry Rosenbaum
                                        Title: Managing Director


                                        --------------------------------------
                                        D. Gordon Drake




                  [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        --------------------------------------
                                        Nathaniel Lipson


                                        Noro-Mosely Partners III, L.P.

                                        By:  Moseley & Company III, LLC
                                             its general partner

                                        By:    /s/ Charles A. Johnson
                                             ---------------------------------
                                        Name:  Charles A. Johnson
                                        Title:


                                              /s/ Gregory R. Palen
                                        --------------------------------------
                                        Gregory R. Palen


                                        Estate of Theodore S. Sanborn

                                        By:    /s/  Bruce C. Sanborn
                                             ---------------------------------
                                        Name:  Bruce C. Sanborn
                                        Title:  personal representative for
                                                the estate


                                            /s/ John D. Shlesinger
                                        --------------------------------------
                                        John D. Shlesinger



                                        --------------------------------------
                                        Bradley Smith








                  [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        Wolvy, L.P.

                                        By:  Wolvy Management, Inc.
                                             its general partner


                                        By:    /s/ David G. Hanna
                                             ---------------------------------
                                        Name: David G. Hanna
                                        Title:  President


                                             /s/ Bradley Zeitlin
                                        --------------------------------------
                                        Bradley Zeitlin


                                             /s/ James B. Vincent
                                        --------------------------------------
                                        James B. Vincent




                  [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        Fidelity Investors II Limited
                                        Partnership

                                        By:  Fidelity Investors Management,
                                             L.L.C.
                                             its general partner


                                        By:    /s/ John J. Ramondi
                                             ---------------------------------
                                        Name:  John J. Ramondi
                                        Title:    President



                                        Fidelity Ventures Limited

                                        By:  Fidelity Capital Associates, Inc.
                                             its general partner

                                        By:   /s/ Peter D. Mann
                                             ---------------------------------
                                        Name:  Peter D. Mann
                                        Title:    Vice President


                                          /s/ Samuel D. Holmes
                                        --------------------------------------
                                        Samuel D. Holmes


                                        Infinium Software, Inc.

                                        By:  /s/ Daniel J. Infinium
                                             ---------------------------------
                                        Name:  Daniel J. Infinium
                                        Title:   Chief Financial Officer


                                           /s/ Troy Kinnamon
                                        --------------------------------------
                                        Troy Kinnamon



                                        --------------------------------------
                                        Daniel Lipson

                  [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        TL Ventures III, L.P.

                                        By:  TL Ventures III Management L.P.,
                                             its general partner

                                        By:  TL Ventures III LLC,
                                             its general partner

                                        By:     /s/
                                             -------------------------------
                                             Name:
                                             Title:  Managing Director


                                        TL Ventures III Offshore L.P.

                                        By:  TL Ventures III Offshore Partners
                                             L.P.,
                                             its general partner

                                        By:  TL Ventures III Offshore Ltd,
                                             its general partner

                                        By:    /s/
                                             -------------------------------
                                             Name:
                                             Title: Managing Director

                                        TL Ventures III INTERFUND L.P.

                                        By:  TL Ventures III LLC,
                                             its general partner

                                        By:    /s/
                                             -------------------------------
                                        Name:
                                        Title:  Managing Director




                  [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                      EXHIBIT A

                                 Company Stockholders